UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 6, 2016

RICEBRAN TECHNOLOGIES
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Smith as a Director and the Chief Executive Officer

On December 6, 2016, the board of directors (the “Board”) of Ricebran Technologies (the “Company”) appointed Robert Smith, PhD, 55, as a new member of the Board.  Dr. Smith is expected to be appointed to one or more committees of the Board at future meetings, but currently serves on no committee. In addition, Dr. Smith was appointed as the Chief Executive Officer of the Company.

As disclosed in the Company’s Form 8-K filed on September 1, 2016, Dr. Smith has served as the Company’s interim Chief Executive Officer since August 27, 2016. Prior to his time as interim Chief Executive Officer, Dr. Smith served as Chief Operating Officer from June 2016 to August 2016.  Dr. Smith served as the Company’s senior vice president of operations and R&D from November 2014 to June 2016, as senior vice president of sales and business development from November 2013 to November 2014 and as senior vice president of business development from March 2012 to November 2013.  Dr. Smith brings over 20 years’ experience managing research and development and business development in the Ag-biotech industry.  He served as director of business development at HerbalScience Group from 2007 to 2010 and worked at Affynis LLC from 2010 to 2012 as a consultant.  Dr. Smith has also served as director of research and developments at Global Protein Products Inc. and PhycoGen Inc., and was project leader at Dekalb Genetics, a Monsanto Company.  Dr. Smith was a research assistant professor at the Ag-Biotech Center at Rutgers University and did his post-doctoral work in plant molecular biology at the University of Missouri-Columbia.  He holds a doctor of philosophy degree in molecular genetics and cell biology from the University of Chicago and a bachelor of arts degree in biology from the University of Chicago. Dr. Smith’s appointment to the Board fills the vacancy created by the resignation of John Short, who resigned from the Board effective November 29, 2016.

As Chief Executive Officer, Dr. Smith will be compensated in accordance with his Employment Agreement that was previously filed with the Commission as Exhibit 10.2 to the Form 8-K filed on July 11, 2016 and incorporated by reference herein, except that his annual salary increased from $200,000 to $250,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: December 12, 2016	By:	/s/ J. Dale Belt
J. Dale Belt
Chief Financial Officer
(Duly Authorized Officer)